EXHIBIT 99.1

PRA Reports First Quarter 2014 Results

NORFOLK, Va., April 30, 2014 (GLOBE NEWSWIRE) -- Portfolio Recovery Associates, Inc. (Nasdaq:PRAA), a financial and business services company operating in the U.S., Canada and U.K., today reported its financial results for the first quarter 2014.

First Quarter Highlights

  Cash collections of $313.4 million, up 14% from the first quarter of 2013.
  Revenues of $193.9 million, up 14%.
  Net income of $40.8 million, up 6%.
  $0.81 diluted earnings per share, compared with $0.75 a year ago, up 8%. The Company incurred costs of $0.05 per diluted share in connection with the Aktiv Kapital acquisition. Excluding those costs, earnings per diluted share would have been $0.86.
  18.2% return on average equity, annualized.
  $152.7 million in portfolio acquisitions.

"PRA is pleased to announce that first quarter collections, revenues and net income were up year-over-year. Our results in the first quarter met our expectations and we've made good progress toward expanding our debt buying business throughout Europe with our announced acquisition of Aktiv Kapital. We are working hard to close the Aktiv acquisition along with the acquisition of Pamplona's IVA platform," said Steve Fredrickson, chairman, president and chief executive officer, PRA.

"While the supply of available debt to acquire in the U.S. remains lower than in years past, PRA invested $153 million across North America and the U.K." Fredrickson said.

REVENUES

  Revenues of $193.9 million in the first quarter, largely driven by cash collections, included finance receivables income net of principal amortization and allowance charges or reversals. Net finance receivables income was $178.0 million, up 15% from $154.8 million in the year-ago quarter.

Cash Collections from Finance Receivables

  Cash collections increased 14% in the first quarter from the year-ago quarter to $313.4 million, and included collections from these finance receivables sources:
Cash Collection Source ($ in thousands)	Q12014	Q42013	Q32013	Q22013	Q12013
Call Center and Other Collections	$ 97,736	$ 84,375	$ 89,512	$ 90,229	$ 89,037
External Legal Collections	50,990	46,066	48,274	50,131	47,910
Internal Legal Collections	43,939	34,101	33,288	30,365	29,283
Bankruptcy Court Trustee Payments	120,702	114,384	120,577	125,672	109,233
Total Cash Collections	$ 313,367	$ 278,926	$ 291,651	$ 296,397	$ 275,463
  Principal amortization of finance receivables in the first quarter was $135.4 million or 43.2% of cash collections, compared with 43.8% in the year-ago quarter. Principal amortization included a net allowance reversal of $2.0 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance charge of $2.2 million recorded in the year-ago quarter.

Fee Income

  Revenues in the first quarter also included income from PRA's fee-based businesses of $15.9 million, compared with $14.8 million in the year-ago quarter.

EXPENSES AND OPERATING INCOME

  Operating expenses were $122.3 million in the first quarter of 2014, compared with $103.7 million a year ago, an increase of 18%. In association with the Company's legal collection strategy, external legal collection expenses (attorney's fees and court costs) increased $6.3 million from the year-ago quarter. The Company also incurred approximately $4.4 million of expenses during the quarter related to its pending acquisition of Aktiv Kapital. The Company anticipates approximately $10 million in expenses related to the acquisition of Aktiv Kapital in the second quarter.

  Operating income increased 9% to $71.6 million, compared with $65.9 million in the year-ago quarter. The operating margin was 36.9% in the first quarter of 2014.

  The provision for income taxes was $25.9 million in the first quarter, up 5% from the year-ago quarter. PRA's provision for income taxes was 38.8% of income before taxes in the first quarter, compared with 39.1% in the year-ago quarter.

PORTFOLIO ACQUISITIONS

  PRA invested $152.7 million in new finance receivables from North American and U.K. creditors in the first quarter of 2014, compared with $214.9 million in the year-ago quarter. Receivables purchased were acquired in 104 portfolios from 14 different sellers.

Portfolio Purchase Source ($ in thousands)	Q12014	Q42013	Q32013	Q22013	Q12013
Core Customer Debt	$ 80,711	$ 67,522	$ 100,081	$ 118,195	$ 128,338
Bankruptcy Court Claims	72,003	31,987	41,794	82,273	86,595
Total Portfolio Purchases	$ 152,714	$ 99,509	$ 141,875	$ 200,468	$ 214,933
  Core customer debt purchased in the first quarter included $79.1 million in North American accounts and $1.6 million in U.K. accounts.

BALANCE SHEET

  Borrowings totaled $450.3 million at March 31, 2014, and consisted of $257.8 million in convertible senior notes and $192.5 million in other long-term debt. Total borrowings were $371.2 million at March 31, 2013. Remaining borrowing availability, subject to normal borrowing and collateral provisions, under PRA's credit facility was $435.5 million at March 31, 2014. On April 1, 2014, the Company increased the availability of its credit facility to $650 million, all of which was available to be drawn.

  Cash and cash equivalents were $191.8 million at March 31, 2014, compared with $39.1 million at March 31, 2013.

  Net deferred tax liabilities were $220.9 million at March 31, 2014, compared with $185.8 million a year ago.

  Stockholders' equity increased to $910.2 million at March 31, 2014, from $751.0 million at March 31, 2013.

Conference Call Information

PRA will hold a conference call today at 5:30 p.m. ET to discuss results with institutional investors and stock analysts. A webcast of the call, both live and archived, will be available at http://ir.PortfolioRecovery.com/events.cfm. Please access the call by dialing 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 30835658. A question-and-answer session will be open only to institutional investors and analysts. A replay of the call and webcast will be available until May 7, 2014. Call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. to hear a replay of the call. The conference ID is 30835658.

About PRA

As a leader in the U.S. debt buying industry, Portfolio Recovery Associates, Inc. (PRA) returns capital to client banks and other creditors to help expand financial services for all consumers. PRA collaborates with customers to create affordable, realistic repayment plans. PRA also provides a broad range of collection and recovery services to business and government clients.

In 2013 and 2012, PRA was ranked among Fortune's 100 Fastest-Growing Companies and Forbes' Top 25 Best Small Companies in America. For more information, please visit www.PortfolioRecovery.com.

About Forward Looking Statements

Statements made herein which are not historical, including Portfolio Recovery Associates' (PRA's) or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including, but not limited to, statements with respect to future revenue and earnings, and statements with respect to future contributions of Aktiv Kapital; our ability to satisfy closing conditions or successfully, if ever, complete the acquisition of Aktiv Kapital; our ability to fully realize the expected benefits of the acquisition of Aktiv Kapital; the ability of Aktiv Kapital, or of any of PRA's subsidiaries, to contribute to earnings and future portfolio-purchase opportunities, all of which, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon management's beliefs, assumptions and expectations of PRA's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact.

The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of PRA's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA.  Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA's filings with the Securities and Exchange Commission including but not limited to PRA's annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA's website, which contain detailed discussion of PRA's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this presentation may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2014	2013

Revenues:
Income recognized on finance receivables, net	$ 177,970	$ 154,792
Fee income	15,952	14,767

Total revenues	193,922	169,559

Operating expenses:
Compensation and employee services	51,385	44,997
Legal collection fees	10,833	10,529
Legal collection costs	26,533	20,501
Agent fees	1,450	1,609
Outside fees and services	10,791	7,447
Communications	9,154	8,079
Rent and occupancy	2,147	1,687
Depreciation and amortization	3,947	3,366
Other operating expenses	6,092	5,457

Total operating expenses	122,332	103,672

Income from operations	71,590	65,887

Other income and (expense):
Interest income	1	--
Interest expense	(4,860)	(2,689)

Income before income taxes	66,731	63,198

Provision for income taxes	25,891	24,681

Net income	$ 40,840	$ 38,517

Adjustment for net loss attributable to redeemable noncontrolling interest	--	83

Net income attributable to Portfolio Recovery Associates, Inc.	$ 40,840	$ 38,600

Net income per common share attributable to Portfolio Recovery Associates, Inc.:
Basic	$ 0.82	$ 0.76
Diluted	$ 0.81	$ 0.75

Weighted average number of shares outstanding:
Basic	49,929	50,811
Diluted	50,363	51,273

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
ASSETS	2014	2013

Cash and cash equivalents	$ 191,819	$ 162,004
Finance receivables, net	1,253,961	1,239,191
Accounts receivable, net	11,551	12,359
Income taxes receivable	1,015	11,710
Property and equipment, net	35,130	31,541
Net deferred tax asset	1,369	1,361
Goodwill	104,086	103,843
Intangible assets, net	14,714	15,767
Other assets	28,968	23,456

Total assets	$ 1,642,613	$ 1,601,232

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 24,199	$ 14,819
Accrued expenses and other liabilities	28,351	27,655
Accrued compensation	8,684	27,431
Net deferred tax liability	220,883	210,071
Borrowings	450,278	451,780

Total liabilities	732,395	731,756

Stockholders' equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares - 0	--	--
Common stock, par value $0.01, 60,000 authorized shares, 50,060 issued and outstanding shares at March 31, 2014, and 49,840 issued and outstanding shares at December 31, 2013	501	498
Additional paid-in capital	134,892	135,441
Retained earnings	770,345	729,505
Accumulated other comprehensive income	4,480	4,032
Total stockholders' equity	910,218	869,476

Total liabilities and equity	$ 1,642,613	$ 1,601,232

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$ 40,840	$ 38,517
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of share-based compensation	2,836	2,986
Depreciation and amortization	3,947	3,366
Amortization of debt discount	998	--
Deferred tax expense	10,812	529
Changes in operating assets and liabilities:
Other assets	(5,496)	(2,070)
Accounts receivable	821	1,149
Accounts payable	9,361	588
Income tax payable/receivable, net	10,695	19,088
Accrued expenses	686	(2,503)
Accrued compensation	(26,245)	(3,537)

Net cash provided by operating activities	49,255	58,113

Cash flows from investing activities:
Purchases of property and equipment	(6,416)	(2,466)
Acquisition of finance receivables, net of buybacks	(150,087)	(212,389)
Collections applied to principal on finance receivables	135,397	120,671

Net cash used in investing activities	(21,106)	(94,184)

Cash flows from financing activities:
Income tax benefit from share-based compensation	4,115	2,207
Proceeds from line of credit	--	95,000
Principal payments on line of credit	--	(50,000)
Repurchases of common stock	--	(1,912)
Cash paid for noncontrolling interest	--	(1,150)
Distributions paid to noncontrolling interest	--	(51)
Principal payments on long-term debt	(2,500)	(1,384)

Net cash provided by financing activities	1,615	42,710

Effect of exchange rate on cash	51	(215)

Net increase in cash and cash equivalents	29,815	6,424

Cash and cash equivalents, beginning of period	162,004	32,687

Cash and cash equivalents, end of period	$ 191,819	$ 39,111

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 5,731	$ 2,656
Cash paid for income taxes	1,868	2,866

Noncash investing and financing activities:
Adjustment of the redeemable noncontrolling interest measurement amount	$ --	$ (60)
Purchase of noncontrolling interest	--	9,162
Distributions payable relating to noncontrolling interest	--	2
Employee stock relinquished for payment of taxes	(7,498)	(4,002)

FINANCIAL HIGHLIGHTS
	As of and for the Three Months Ended
	March 31,		%
	2014	2013	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 177,970	$ 154,792	15%
Fee income	15,952	14,767	8%
Total revenues	193,922	169,559	14%
Operating expenses	122,332	103,672	18%
Income from operations	71,590	65,887	9%
Net interest expense	4,859	2,689	81%
Net income	40,840	38,517	6%
Net income attributable to Portfolio Recovery Associates, Inc.	40,840	38,600	6%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 191,819	$ 39,111	390%
Finance receivables, net	1,253,961	1,169,747	7%
Goodwill and intangible assets, net	118,800	125,462	-5%
Total assets	1,642,613	1,382,739	19%
Borrowings	450,278	371,159	21%
Total liabilities	732,395	621,413	18%
Total equity	910,218	750,990	21%

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 313,367	$ 275,463	14%
Cash collections on fully amortized pools	16,516	6,345	160%
Principal amortization without allowance charges	137,350	118,498	16%
Principal amortization with allowance charges	135,397	120,671	12%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	43.2%	43.8%	-1%
Excluding fully amortized pools	45.6%	44.8%	2%

ALLOWANCE FOR FINANCE RECEIVABLES (dollars in thousands)
Allowance (reversal)/charge	(1,953)	2,173	-190%
Allowance (reversal)/charge to period-end net finance receivables	-0.2%	0.2%	-184%
Allowance (reversal)/charge to net finance receivable income	-1.1%	1.4%	-178%
Allowance (reversal)/charge to cash collections	-0.6%	0.8%	-179%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - core	$ 79,085	$ 126,951	-38%
Face value - core	837,036	1,398,960	-40%
Purchase price - bankruptcy	65,501	86,595	-24%
Face value - bankruptcy	557,220	436,508	28%
Purchase price - other	8,128	1,387	486%
Face value - other	519,118	18,570	2695%
Purchase price - total	152,714	214,933	-29%
Face value - total	1,913,374	1,854,038	3%
Number of portfolios - total	104	91	14%

ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - core	$ 1,891,511	$ 1,547,644	22%
Estimated remaining collections - bankruptcy	788,774	924,520	-15%
Estimated remaining collections - other	24,439	14,739	66%
Estimated remaining collections - total	2,704,724	2,486,903	9%

SHARE DATA-ADJUSTED (7) (share amounts in thousands)
Net income per common share - diluted	$ 0.81	$ 0.75	8%
Weighted average number of shares outstanding - diluted	50,363	51,273	-2%
Shares repurchased	--	48	-100%
Average price paid per share repurchased (including acquisitions costs)	$ --	$ 39.34	-100%
Closing market price	$ 57.86	$ 42.31	37%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	18.2%	21.1%	-14%
Return on revenue (2)	21.1%	22.7%	-7%
Return on average assets (3)	10.0%	11.3%	-12%
Operating margin (4)	36.9%	38.9%	-5%
Operating expense to cash receipts (5)	37.1%	35.7%	4%
Debt to equity (6)	49.5%	49.4%	0%
Number of collectors	2,379	2,159	10%
Number of full-time equivalent employees	3,621	3,250	11%
Cash receipts (5)	$ 329,319	$ 290,230	13%
Line of credit - unused portion at period end	435,500	228,000	91%

(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) All per share data has been adjusted for a 3 for 1 stock split by means of a stock dividend which was declared on June 10, 2013 and payable August 1, 2013 to holders of record as of July 1, 2013

FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 177,970	$ 168,728	$ 171,456	$ 168,570	$ 154,792
Fee income	15,952	16,125	26,306	14,391	14,767
Total revenues	193,922	184,853	197,762	182,961	169,559
Operating expenses	122,332	106,503	118,294	109,135	103,672
Income from operations	71,590	78,350	79,468	73,826	65,887
Net interest expense	4,859	4,860	3,995	2,923	2,689
Net income	40,840	45,777	49,211	43,414	38,517
Net income attributable to Portfolio Recovery Associates, Inc.	40,840	45,777	47,338	43,599	38,600

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 191,819	$ 162,004	$ 108,705	$ 43,459	$ 39,111
Finance receivables, net	1,253,961	1,239,191	1,256,822	1,236,859	1,169,747
Goodwill and intangible assets, net	118,800	119,610	119,636	124,349	125,462
Total assets	1,642,613	1,601,232	1,547,985	1,457,246	1,382,739
Borrowings	450,278	451,780	452,229	413,774	371,159
Total liabilities	732,395	731,756	721,001	655,012	621,413
Total equity	910,218	869,476	816,647	791,898	750,990

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 313,367	$ 278,926	$ 291,651	$ 296,397	$ 275,463
Cash collections on fully amortized pools	16,516	9,801	8,762	10,612	6,345
Principal amortization without allowance charges	137,350	110,626	122,776	129,012	118,498
Principal amortization with allowance charges	135,397	110,197	120,195	127,827	120,671
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	43.2%	39.5%	41.2%	43.1%	43.8%
Excluding fully amortized pools	45.6%	40.9%	42.5%	44.7%	44.8%

ALLOWANCE FOR FINANCE RECEIVABLES (dollars in thousands)
Allowance (reversal)/charge	(1,953)	(429)	(2,581)	(1,185)	2,173
Allowance (reversal)/charge to period-end net finance receivables	-0.2%	0.0%	-0.2%	-0.1%	0.2%
Allowance (reversal)/charge to net finance receivable income	-1.1%	-0.3%	-1.5%	-0.7%	1.4%
Allowance (reversal)/charge to cash collections	-0.6%	-0.2%	-0.9%	-0.4%	0.8%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - core	$ 79,085	$ 65,759	$ 89,044	$ 113,314	$ 126,951
Face value - core	837,036	774,543	1,352,877	1,178,229	1,398,960
Purchase price - bankruptcy	65,501	31,987	41,794	82,273	86,595
Face value - bankruptcy	557,220	235,064	215,957	1,926,515	436,508
Purchase price - other	8,128	1,763	11,037	4,881	1,387
Face value - other	519,118	22,493	218,528	81,852	18,570
Purchase price - total	152,714	99,509	141,875	200,468	214,933
Face value - total	1,913,374	1,032,100	1,787,362	3,186,596	1,854,038
Number of portfolios - total	104	83	79	94	91

ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - core	$ 1,891,511	$ 1,824,132	$ 1,762,369	$ 1,694,262	$ 1,547,644
Estimated remaining collections - bankruptcy	788,774	822,988	877,722	925,223	924,520
Estimated remaining collections - other	24,439	22,150	32,272	16,744	14,739
Estimated remaining collections - total	2,704,724	2,669,270	2,672,363	2,636,229	2,486,903

SHARE DATA-ADJUSTED (7) (share amounts in thousands)
Net income per common share - diluted	$ 0.81	$ 0.91	$ 0.93	$ 0.85	$ 0.75
Weighted average number of shares outstanding - diluted	50,363	50,375	50,660	51,183	51,273
Shares repurchased	--	--	989	166	48
Average price paid per share repurchased (including acquisitions costs)	$ --	$ --	$ 50.55	$ 39.82	$ 39.34
Closing market price	$ 57.86	$ 52.84	$ 59.93	$ 51.21	$ 42.31

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	18.2%	21.5%	23.5%	22.5%	21.1%
Return on revenue (2)	21.1%	24.8%	24.9%	23.7%	22.7%
Return on average assets (3)	10.0%	11.5%	12.5%	12.1%	11.3%
Operating margin (4)	36.9%	42.4%	40.2%	40.4%	38.9%
Operating expense to cash receipts (5)	37.1%	36.1%	37.2%	35.1%	35.7%
Debt to equity (6)	49.5%	52.0%	55.4%	52.3%	49.4%
Number of collectors	2,379	2,313	2,054	2,190	2,159
Number of full-time equivalent employees	3,621	3,543	3,223	3,362	3,250
Cash receipts (5)	$ 329,319	$ 295,051	$ 317,957	$ 310,788	$ 290,230
Line of credit - unused portion at period end	435,500	435,500	435,500	184,000	228,000

(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) All per share data has been adjusted to reflect the 3-for-1 stock split by means of a stock dividend which was declared on June 10, 2013 and payable
August 1, 2013 to holders of record as of July 1, 2013

Summary Portfolio Data at March 31, 2014, Entire Domestic Portfolio
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996	$ 3,080	$ 10,227	$ --	$ 10,211	$ 16	332%
1997	7,685	25,600	--	25,521	79	333%
1998	11,089	37,581	--	37,384	197	339%
1999	18,898	69,836	--	69,433	403	370%
2000	25,020	118,678	--	116,918	1,760	474%
2001	33,481	178,936	--	176,364	2,572	534%
2002	42,325	203,979	--	199,228	4,751	482%
2003	61,447	273,719	--	266,348	7,371	445%
2004	59,176	206,294	--	199,213	7,081	349%
2005	143,167	328,076	5,725	313,029	15,047	229%
2006	107,667	222,758	5,878	210,205	12,553	207%
2007	258,367	526,977	19,091	484,621	42,356	204%
2008	275,121	533,621	24,564	480,864	52,757	194%
2009	281,333	912,530	22,742	776,617	135,913	324%
2010	357,810	1,048,010	68,117	786,876	261,134	293%
2011	392,929	1,018,831	142,431	606,679	412,152	259%
2012	508,683	1,018,297	299,429	419,298	598,999	200%
2013	627,917	1,133,180	508,564	235,921	897,259	180%
2014	144,899	238,052	138,336	10,167	227,885	164%
Total	$ 3,360,094	$ 8,105,182	$ 1,234,877	$ 5,424,897	$ 2,680,285	241%

Summary Portfolio Data at March 31, 2014, Purchased Bankruptcy Portfolio - Domestic
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996-2003	$ --	$ --	$ --	$ --	$ --	0%
2004	7,468	14,580	--	14,520	60	195%
2005	29,301	43,774	16	43,673	101	149%
2006	17,627	31,957	47	31,659	298	181%
2007	78,526	106,177	221	104,337	1,840	135%
2008	108,586	168,841	1,814	164,846	3,995	155%
2009	156,030	471,250	6,453	425,189	46,061	302%
2010	209,164	519,964	37,920	417,853	102,111	249%
2011	181,897	310,097	77,312	185,643	124,454	170%
2012	252,383	347,328	156,771	145,384	201,944	138%
2013	234,193	304,089	184,899	71,823	232,266	130%
2014	65,501	81,666	60,192	6,022	75,644	125%
Total	$ 1,340,676	$ 2,399,723	$ 525,645	$ 1,610,949	$ 788,774	179%

Summary Portfolio Data at March 31, 2014, Core Portfolio - Domestic
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996	$ 3,080	$ 10,227	$ --	$ 10,211	$ 16	332%
1997	7,685	25,600	--	25,521	79	333%
1998	11,089	37,581	--	37,384	197	339%
1999	18,898	69,836	--	69,433	403	370%
2000	25,020	118,678	--	116,918	1,760	474%
2001	33,481	178,936	--	176,364	2,572	534%
2002	42,325	203,979	--	199,228	4,751	482%
2003	61,447	273,719	--	266,348	7,371	445%
2004	51,708	191,714	--	184,693	7,021	371%
2005	113,866	284,302	5,709	269,356	14,946	250%
2006	90,040	190,801	5,831	178,546	12,255	212%
2007	179,841	420,800	18,870	380,284	40,516	234%
2008	166,535	364,780	22,750	316,018	48,762	219%
2009	125,303	441,280	16,289	351,428	89,852	352%
2010	148,646	528,046	30,197	369,023	159,023	355%
2011	211,032	708,734	65,119	421,036	287,698	336%
2012	256,300	670,969	142,658	273,914	397,055	262%
2013	393,724	829,091	323,665	164,098	664,993	211%
2014	79,398	156,386	78,144	4,145	152,241	197%
Total	$ 2,019,418	$ 5,705,459	$ 709,232	$ 3,813,948	$ 1,891,511	283%
CONTACT: Investor Contact:

         Darby Schoenfeld
         Director of Investor Relations
         Portfolio Recovery Associates, Inc.
         (757) 431-7913
         DCSchoenfeld@PortfolioRecovery.com

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         Rick Goulart
         Vice President, Corporate Communications
         Portfolio Recovery Associates, Inc.
         (757) 961-3525
         RickGoulart@PortfolioRecovery.com